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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) February 19, 2001

                            PALOMAR ENTERPRISES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     NEVADA
                 ----------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



333-54996                                                    88-0470235
------------                                                 -------------------
(COMMISSION                                                  (I.R.S. EMPLOYER
FILE NUMBER)                                                 IDENTIFICATION NO.)


10264 Camino Ruiz #75, San Diego, CA                         92126
----------------------------------------                     ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


                                  (619)692-2590
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 19, 2001, Palomar was notified of the death of Barry Friedman, P.C., the company's independent auditor.

During the Company's two most recent fiscal years and the subsequent interim period preceding the death of Mr. Friedman, there were no disagreements between Palomar and Mr. Friedman with respect to any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure. The report on the company's financial statements prepared by Mr. Friedman for either the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

On February 23, 2001, Palomar engaged S. W. Hatfield, CPA as the company's independent auditor to audit the company's financial statements. Neither the company nor anyone on its behalf has consulted S.W. Hatfield, CPA during the two most recent fiscal years regarding any matter for which reporting is required under Regulation S-B, Item 302 (a) (2) (i) or (ii) and the related instructions. The decision to engage S. W. Hatfield, CPA was approved by the Board of Directors.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date: February 23, 2001                     Palomar Enterprises, Inc.


                                            By /s/ Terry Westergard
                                               ---------------------------------
                                               Terry Westergard, Secretary &
                                               Director